UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2020

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Executive Incentive Plan

On June 29, 2020, the Federal Home Loan Bank of Des Moines (“Bank”) received a non-objection letter from the Federal Housing Finance Agency (“FHFA”) concerning the Bank's 2020 Executive Incentive Plan (“2020 EIP”). The 2020 EIP had previously been approved by the Bank's Board of Directors (“Board”), subject to receipt of FHFA non-objection. The 2020 EIP is effective retroactively to January 1, 2020. The 2020 EIP provides incentive compensation arrangements for certain Bank employees, including the Bank’s chief executive officer, chief financial officer and other named executive officers.

Notwithstanding the formulaic method for determining awards, actual payouts under the 2020 EIP are subject to the discretion of the Human Resources and Compensation Committee (“Compensation Committee”) of the Board, and the Compensation Committee may adjust payouts based upon several factors as set forth in the 2020 EIP. The Compensation Committee may amend the goals and/or related award opportunities at any time in 2020, subject to the review and non-objection of the FHFA. The goals and/or related award opportunities under the 2020 EIP may also be amended based on any recommendations received from the FHFA.

Under the 2020 EIP, incentive award opportunities for Bank-wide performance goals (“Bank-wide Goals”) and individual/team performance goals (“Individual Goals”) are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity expressed as a percentage of the employee's base salary in 2020. The Bank-wide Goals are based on certain measures of success as set forth in the Bank’s Strategic Business Plan, and are as follows:

•	Product Utilization (20% total weight) measuring utilization of core products by all Bank members.

•	Risk (35% total weight) measured by efforts to reduce the Bank’s operational risk.

•	Governance (15% total weight) measured by the Bank’s efforts to remediate outstanding material weaknesses and address other regulatory matters.

•	Finance (20% total weight) measured by the spread between adjusted return on capital stock and the average Secured Overnight Financing Rate (“SOFR”).

•	People (10% total weight) measured by goals that align with the Bank’s the diversity and inclusion strategic objectives.

Individual Goals under the 2020 EIP are generally tied to the Bank's Strategic Business Plan.

For the Bank's named executive officers, the overall incentive award opportunity under the 2020 EIP is weighted 100% on overall Bank-wide Goals. With respect to the Bank's President and Chief Executive Officer, the 2020 EIP incentive award opportunity is between 50% (threshold) and 100% (maximum) of base salary, with a target of 85%. For the Bank's other named executive officers, the 2020 EIP incentive award opportunity is within a range between 30% (threshold) and 80% (maximum) of base salary, with a target of 50% or 60%.

For the Bank's named executive officers, the 2020 EIP requires that 50% of the incentive award is deferred for three years following the end of the performance plan period (to be paid out in 2024). However, the payout opportunity for deferred payouts will be subject to a market value of capital stock (“MVCS” ) modifier, as follows:

•	If the average quarterly MVCS for 2023 is less than $100 per share, there will be no deferred award payout.

•	For every three dollars that the average quarterly MVCS for 2023 exceeds $100 per share, one percentage point will be added to the multiplier of 100% up to a maximum multiplier of 110%.

In addition to the modifier described above, the Compensation Committee will consider sustained achievement of 2020 goals and other factors as set forth in the 2020 EIP when determining deferred incentive payouts.

The above description of the 2020 EIP is qualified in its entirety by reference to the complete text of the 2020 EIP, which is included as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 10.1        Federal Home Loan Bank of Des Moines 2020 Executive Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

July 6, 2020	By:	/s/ Kristina K. Williams

Name: Kristina K. Williams
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2020 Executive Incentive Plan